AGREEMENT


          THIS AGREEMENT ("Agreement"), entered into as of the first day of April, 1997, between ROBERT J. KLEIN (hereinafter "Klein") and MOOVIES, INC. (hereinafter, "Company").

                              W I T N E S S E T H:

          WHEREAS, Klein is currently employed by Company and serves on its Board of Directors (the "Board"); and

          WHEREAS, Klein and Company have agreed that it is in their mutual best interest to terminate their employer/employee relationship and to resolve by full and final settlement all matters arising out of or pertaining to the past, present or future employment of Klein with Company and certain other matters and for Klein to resign from the Board and from his offices with Company and its subsidiaries and affiliates, in accordance with the terms hereof.

          NOW, THEREFORE, IN CONSIDERATION of the mutual promises and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Effective as of April 1, 1997 (the "Effective Date"), the employment of Klein with Company is terminated by mutual agreement. The Employment Agreement, made effective as of October 1, 1995, as amended, between Klein and Company (the "Employment Agreement"), is hereby terminated effective as of the Effective Date (except for Sections 5, 7 and 8 of the Employment Agreement, which provisions survive the termination of the Employment Agreement and, as modified hereby, remain in full force and effect). The 1996 "change of control" severance agreement between Company and Klein is also hereby terminated effective as of the Effective Date. By his execution of this Agreement, Klein hereby tenders his resignation, effective as of the Effective Date, from all corporate offices held by Klein with Company or any subsidiary or affiliate of Company and resigns, effective as of the Effective Date, as a member of the Board of Directors of Company and such resignations are hereby accepted on behalf of Company and every such subsidiary and affiliate. Klein and the Company acknowledge that Klein did not attend or otherwise participate in any Board of Directors meetings that my have been held on or after the Effective Date.


          2. Klein and Company agree that all vested and unvested stock options for the purchase of shares of Company's common stock at any time heretofore granted to Klein (other than the "New Options: (as hereinafter defined)) are hereby cancelled and terminated and are non-exercisable, null and void, effective as of the Effective Date. Company hereby agrees that Klein's vested stock options (the "New Options") for the purchase of shares of Company's common stock granted pursuant to that certain Moovies, Inc. Non-Qualified Stock Option Agreement substantially in the form attached as Exhibit A hereto (the "New Option Agreement") shall remain in full force and effect and be exercisable in accordance with its terms, provided such exercise is effected in any event no later than March 31, 1999 (or such earlier date as provided therein) (the "Option Termination Date"). Thereafter, any portion of such New Options which has not been exercised shall be cancelled, terminated and made null and void.

          3. Starting from the Effective Date, Klein shall receive (a) 12 months' salary/compensation payments (at the rate of $175,000 per annum), less all applicable taxes and withholdings, if any, payable in bi-weekly or monthly installments in accordance with customary Company procedures; and (b) car allowance (at the rate of $1,500 per month) for 12 months, payable monthly; and
(c) 3 weeks' vacation pay (at the rate of $175,000 per annum), payable on or before March 31, 1998. (In the event that, at any time after May 31, 1997, Company fails to timely make when due a payment described in the foregoing sentence, and such default continues uncured for more than 10 business days following written notice thereof from Klein to Company, then all unpaid amounts described in the foregoing sentence not previously paid to Klein shall become immediately due and payable and, if thereafter Company receives a second written notice thereof from Klein and such default continues uncured for more than twenty (20) days following such second written notice, then Klein may immediately exercise his one-time special election (as provided for in Section 7 of the New Option Agreement).) Klein may elect COBRA coverage as provided for by law; if such coverage is elected, Company agrees to reimburse Klein, promptly following submission of appropriate documentation, to the extent that Klein's actual monthly COBRA contribution payments exceed the contribution amounts which Klein would have paid under the Company's health plan if Klein had remained a full time employee of Company during the period of actual COBRA coverage. Company will make reasonable efforts to assist Klein in obtaining health insurance coverage for up to an additional 18 months so long as such coverage would involve no additional cost, exposure or risk to Company and, if it affects the Company's health plan, Company's reinsurer shall have given its prior written consent.

          4. Klein agrees to provide consulting services to Company for up to 20 hours per month for 6 months following the Effective Date as reasonably requested by Company on any matter, and thereafter as reasonably requested by Company but only in connection with defense or settlement of claims or litigation which related to matters or events occurring during the period of Klein's employment with Company. (If the above-mentioned 20-hour per month limit is exceeded, Klein's fee for additional services in such month would be at the rate of $750 per diem.) As a consultant, Klein shall perform and carry out such projects and assignments as reasonably directed by the President of Company and shall report to the President of Company. All such consulting services shall be provided by Klein to Company on an independent contractor basis. Company agrees to reimburse Klein, promptly following submission of appropriate documentation, for all reasonable out-of-pocket travel expenses (air (coach), car, hotel, meals) incurred at Company's request in connection with such consulting services, claims or litigation. In addition, Company will provide to Klein (i) use of an office until June 30, 1997 and (ii) continuing answering/voicemail of the direct dial phone number previously designated for Klein's use until March 31, 1998.

          5. Employee hereby acknowledges that Company is engaged in the business of owning, operating and licensing video specialty stores for the rental and sale of videos and video games and other related products, the rental and sale of video recorders, players and video game equipment and the sale of video accessories, cleaning equipment and confectionery items (the "Business of the Company") at Company's "Video Rental Store Locations" (as defined below). Klein covenants and agrees that, for a period starting as of the Effective Date and continuing until one (1) year after the "Final Payment Date" (as herein defined), he will not, within a five (5) mile radius of any of Company's Video Rental Store Locations (which 5-mile radius of each of such Video Rental Store Locations the parties hereto agree is the "Territory"), without the prior written consent of Company, directly or indirectly, (a) for himself or (b) as a consultant, management, supervisory or executive employee or owner of a business engaging in the same or substantially similar business as the Business of the Company ("Competing Business"), or (c) as an independent contractor, engage in any business for which he provides services to or on behalf of a Competing Business which are the same or substantially similar to the duties he executed or the services he provided during his employment with Company. As used herein, "Video Rental Store Locations" shall mean those locations listed on Schedule A delivered on or about the date of execution of this Agreement (which locations the parties hereto agree are those in respect of which Klein has provided services or executed duties during his employment with Company). As used herein, the "Final Payment Date" shall mean the earlier of (i) the actual date of payment, if any, by Company of the amount described in Section 7(b) of the New Option Agreement or (ii) September 30, 1998. Notwithstanding the foregoing, (a) "Competing Business" shall specifically exclude any business whose revenues, direct or indirect, from rental or sale of videos, video games and/or related products are less than 50% of its total revenues and (b) any and all references herein to "within the Territory" shall be deemed deleted with respect to any of the following companies and their affiliates (each of which shall be deemed to be a "Competing Business" on a national basis): Movie Gallery, Inc., Video Update, Inc., Hollywood Entertainment Corporation, Blockbuster Entertainment Corporation and West Coast Entertainment Corporation.

         6. All payments and benefits hereunder, as well as the exercisability of the New Options and the one-time special election provided for in Section 7 of the New Option Agreement, are conditioned upon and subject to no "Default" or "Event of Default" (as such terms are hereinafter defined) having occurred and being then existing. The payments and benefits expressly provided to Klein hereunder are in lieu of all other entitlements which Klein may have at law, in equity or by contract. As used herein, an "Event of Default" shall mean:

         (i) default or failure by Klein to comply with any of the terms of (x) this Agreement and/or (y) the Non- Competition Agreement dated August 9, 1995 by and between Company and Klein (the "Non-Competition Agreement") and/or (z)
Section 5, 7 and/or 8 of the Employment Agreement as modified hereby; and

         (ii) such default or failure to comply shall continue uncured for a period of 30 days following the giving of notice thereof by Company to Klein.

As used herein, a "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default hereunder.

         7. All Company property in Klein's possession, including, but not limited to, keys, credit cards, computers, mobile or portable phones, files, documents, correspondence, data and any other Company property and information, will be returned to Company immediately and Klein will not retain any copies or reproductions of an property of Company. All amounts owing by Klein to Company, if any, will be repaid immediately. Klein agrees that any and all amounts which may be refundable in connection with any termination of or change in membership status at Thornblade Country Club shall belong to (and shall be paid over to) Company rather than Klein.

         8. Klein accepts the terms of the Agreement in full, final and complete satisfaction and settlement of any and all claims which in any way related or pertain to or arise out of any past or present employment of Klein with Company or any of its subsidiaries or affiliates. Accordingly, except as specifically provided in the Agreement, each of Klein and each member of his family does hereby release and discharge in full, final and complete satisfaction and settlement the Company and any and all of its subsidiaries and affiliates and any and all of their past or present employees, officers, agents, directors, attorneys or others acting on behalf of any of the foregoing from any and all actions, causes of action, suits, debts, dues, sums, covenants, agreements, damages, judgments, obligations, liabilities, claims and demands whatsoever, in law or in equity, of whatever nature or description (collectively, "Claims") that any of them may have which in any way relate or pertain to or arise out of the past or present employment of Klein with Company or any of its subsidiaries or affiliates; provided, however, that Klein retains any and all Claims which he may hereafter have against Company for breach by Company of this Agreement. Except as specifically provided in this Agreement, Company does hereby release and discharge in full, final and complete satisfaction and settlement each of Klein and each member of his family from any and all Claims that Company may have which in any way relate or pertain to or arise out of the past or present employment of Klein with Company or any of its subsidiaries or affiliates;
provided, however, that Company retains any and all Claims which it may hereafter have against Klein for breach by Klein of this Agreement or if any Default or Event of Default shall occur.

         9. It is further understood and agreed that this Agreement is intended to be a total accord, settlement and satisfaction of any and all claims which Klein has or may have against Company or any of its subsidiaries or affiliates or any of their past or present employees, officers, agents, directors, attorneys or others acting for or on behalf of the foregoing in respect of his employment, including but not limited to under any federal, state or local statute, ordinance or under the common law, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, 29 U.S.C., et seq., 42 U.S.C. Section 1981, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Workers Compensation Act and any other employment discrimination law, as well as any other claims based on contract or any constitutional, statutory, common law or regulatory grounds, that he has now or may have in the future against Company or any of its subsidiaries or affiliates, whether known or unknown, which are based on acts or facts arising or occurring prior to the date of this Agreement. Klein acknowledges that, pursuant to the Older Workers Benefit Protection Act of 1990, he has the right to, and has been advised to, consult with an attorney before signing this Agreement. He further acknowledges his understanding that he has 45 days to consider the release contained in Section 9 before signing this Agreement, that he may revoke the release contained in this Section 9 of this Agreement with seven calendar days after signing it, and the release contained in this Section 9 of this Agreement will not be effective or enforceable until expiration of that seven-day revocation period.

         10. Klein acknowledges that Klein has had the opportunity to consult with an attorney with respect to the terms of this Agreement including the general release set forth above.

          11. (a) For a period of two years starting with the Effective Date, Klein agrees to fully cooperate with Company and to provide all information and sign any corporate records and instruments that Company may hereafter reasonably request with respect to any matter involving Klein's present or former relationship with Company, the work Klein has performed, the compensation he has received, or present or former employees, customers, vendors or service providers of Company, defense or settlement of any claim or litigation asserted against Company, this Agreement, the Purchase Agreement and related documents, and is required or, in the Company's reasonable good faith belief, is desirable in respect of any filings or reports made, or information given, by Company in respect of state or federal securities or other laws.

          (b) For a period of two years starting with the Effective Date, Klein agrees not to make slanderous or disparaging remarks concerning Company or any of its subsidiaries or affiliates or any of their past or present officers, directors, employees, agents, attorneys to any person or entity and, more specifically, Klein will not make any such statements to, or otherwise attempt to be a negative influence on, any past or present employee of Company. For a period of two years starting with the Effective Date, Company agrees not to make slanderous or disparaging remarks concerning Klein.

          (c) Klein understands and agrees that as a condition precedent to the receipt by Klein of consideration described in this Agreement, the terms and conditions of this Agreement, the New Option Agreement and any underlying or related agreements or documents, shall be kept confidential by Klein, except when disclosure may be required by law or by order of any court or other body with the authority to make such an order.

          (d) Except as specifically modified, amended or terminated as provided herein, Klein and Company acknowledge and agree that the Purchase Agreement, the Non-Competition Agreement and all other agreements, documents and instruments delivered pursuant to or in connection with the Purchase Agreement (other than the Employment Agreement) remain in full force and effect and unchanged hereby; except for Section 5, 7 and 8 of the Employment Agreement (which provisions survive the termination of the Employment Agreement and, as modified hereby, remain in full force and effect), the Employment Agreement is hereby terminated as of the Effective Date. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by the party to be so bound. In the event that any provision of this Agreement shall be held void or unenforceable, the remaining portions hereof shall remain in full force and effect and this Agreement shall be deemed amended to excuse such provisions to the extent that they were held void or unenforceable and, as amended, shall continue in full force and effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Company may assign this Agreement provided, however, that any assignment of this Agreement by Company without the written consent of Klein will not release Company from its obligations hereunder.


          (e) All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, or sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below:

If to Klein:               Mr. Robert J. Klein
                           43 Latour Way
                           Greer, SC 29650

                           with a copy to:

                           Howard N. Greenberg, Esq.
                           Kleinbard, Ball & Brecker
                           Suite 700
                           1900 Market Street
                           Philadelphia, PA  19103
                           Telefax: (215) 568-0140

If to Company:             Moovies, Inc.
                           201 Brookfield Parkway
                           Suite 200
                           Greenville, SC  29607
                           Attention: President
                           Telefax: (864) 213-1702

                           and

                           Moovies, Inc.
                           201 Brookfield Parkway
                           Suite 200
                           Greenville, SC  29607
                           Attention: General Counsel
                           Telefax: (864) 213-1702


 (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which Company is open for business but shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

RECEIPT: I acknowledge receipt of a copy of this Agreement this ___ day of May, 1997. Unless and until I execute this Agreement in the other space provided below, I have not agreed to it.


-----------------------------------
Robert J. Klein
Signature for Purposes of Receipt Only

I HAVE READ THIS AGREEMENT AND UNDERSTAND THAT I AM GIVING UP IMPORTANT RIGHTS. I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING AND HAVE SIGNED BELOW KNOWINGLY AND VOLUNTARILY.


                                            ROBERT J. KLEIN

                                            ------------------------------------
                                            PRINTED NAME


                                            ------------------------------------
                                            SIGNATURE
                                            Date Signed:  May ___, 1997

Sworn to and subscribed before me
this ___ day of May, 1997.

----------------------------
Notary Public


                                             MOOVIES, INC.

                                             By: ______________________________
                                             Its:  President
                                             Date Signed:  May ___, 1997

Sworn to and subscribed before me
this ___ day of May, 1997.

----------------------------
Notary Public